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                                                         Exhibit 5


OPINION OF PETER G. SKINNER, ESQ.

[Letterhead of Dow Jones & Company, Inc.]

                                                  November 22, 2002

Dow Jones & Company, Inc.
200 Liberty Street
New York, NY 10281

Dear Sirs:

In connection with the registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the proposed issuance of up to $11,000,000 in unsecured obligations of Dow Jones & Company, Inc., a Delaware corporation (the "Company"), to pay deferred compensation in the future (the "Obligations") in accordance with the Dow Jones & Company, Inc. Deferred Compensation Plan (the "Plan"), I, as counsel to the Company, have examined such corporate records, certificates and other documents, including the Plan, and reviewed such questions of law, as I have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, I am of the opinion that, when issued in accordance with the provisions of the Plan, the Obligations will be duly authorized and valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.


Very truly yours,

/s/ Peter G. Skinner
--------------------
Peter G. Skinner